Exhibit 99.1

news release
                           Contact:  Domenick Cama ISBC
(973) 924-5105
dcama@myinvestorsbank.com

 Investors Bancorp, Inc. to Commence Stock Offering

Short Hills, N.J. - (PR NEWSWIRE) - March 14, 2014 - Investors Bancorp, Inc. (the "Company") (Nasdaq:ISBC), an existing Delaware corporation, and New Investors Bancorp, Inc., ("New Investors Bancorp"), the proposed holding company for Investors Bank, announced today that the registration statement relating to the sale of common stock of New Investors Bancorp has been declared effective by the Securities and Exchange Commission.  The Company anticipates that on or before March 21, 2014, offering materials will be mailed to depositors and certain former depositors eligible to purchase shares in the subscription offering, and proxy solicitation materials will be mailed to depositors and stockholders. The subscription offering will expire at 2:00 p.m., Eastern Time, on April 11, 2014. Shares not sold in the subscription offering will be sold in a firm commitment underwritten offering.

New Investors Bancorp is offering for sale between 170,000,000 and 264,500,000 shares of common stock at $10.00 per share, representing the majority ownership interest in the Company currently owned by Investors Bancorp, MHC. The number of shares in the offering is based on an independent appraisal of the estimated pro forma market value of Investors Bancorp as of March 3, 2014.

At the conclusion of the conversion and offering, the existing shares of common stock held by the public stockholders of the Company will be exchanged for between 1.9733 and 3.0702 shares of New Investors Bancorp common stock, depending on the number of shares sold in the offering. After the completion of the conversion and offering, New Investors Bancorp will be 100% owned by public stockholders, and Investors Bancorp, MHC will cease to exist.

The completion of the conversion and offering is subject to, among other things, selling a minimum of 170,000,000 shares in the offering, the approval of the depositors of Investors Bank, and the approval of the stockholders of the Company.

A Stock Information Center will be established to handle inquiries with respect to the subscription offering. The Stock Information Center will open on March 24, 2014. The Stock Information Center's telephone number is (800) 945-8598. Hours of operation will be from 10:00 a.m. to 4:00 p.m., Monday through Friday, except bank holidays. A copy of the prospectus and stock order form relating to the subscription offering may be obtained from the Stock Information Center beginning on March 24, 2014.

Keefe, Bruyette & Woods, will act as selling agent in the subscription offering. In any firm commitment underwritten offering, RBC Capital Markets, KBW and Sandler O’Neill & Partners, L.P. will act as joint book-running managers. Luse Gorman Pomerenk & Schick, P.C. is serving as legal counsel to the Company and New Investors Bancorp. Silver, Freedman, Taff & Tiernan LLP is serving as legal counsel to the Underwriters.

About Investors Bancorp

Investors Bancorp, Inc. is the holding company for Investors Bank, which operates from its corporate headquarters in Short Hills, New Jersey and 129 offices located throughout New Jersey and New York. Investors Bank’s deposits are insured by the Federal Deposit Insurance Corporation. Investors may obtain additional information about Investors Bancorp and Investors Bank on the internet at www.myinvestorsbank.com under About Us.

Forward Looking Statements

This news release contains forward-looking statements within the meaning of the federal securities laws. Statements in this release that are not strictly historical are forward-looking and are based upon current expectations that may differ materially from actual results. These forward-looking statements, identified by words such as "will," "anticipate," and "believe," involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. These risks and uncertainties involve the risk of delays in proceeding with the offering within the timeframe outlined, the risk that market conditions can impact our ability to complete the offering, and other risks identified in the prospectus relating to the offering. Investors Bancorp undertakes no obligation to release revisions to these forward-looking statements publicly to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required to be reported under the rules and regulations of the Securities and Exchange Commission.

A registration statement relating to these securities has been filed with the United States Securities and Exchange Commission. This press release is neither an offer to sell nor a solicitation of an offer to buy common stock. The offer will be made only by means of the written prospectus forming part of the registration statement (and, in the case of the subscription offering, an accompanying stock order form).

A proxy statement/prospectus concerning the conversion has been filed with the Securities and Exchange Commission. Stockholders of the Company are urged to read the proxy statement/prospectus because it contains important information. Investors are able to obtain all documents filed with the Securities and Exchange Commission by the Company and Investors Bancorp free of charge at the Securities and Exchange Commission's website, www.sec.gov. In addition, these documents are available free of charge from the Corporate Secretary of the Company at 101 JFK Parkway, Short Hills, NJ 07078, Attention: Corporate Secretary.

The directors, executive officers, and certain other members of management and employees of the Company are participants in the solicitation of proxies from the stockholders of the Company in favor of the conversion. Information about the directors and executive officers of the Company is included in the proxy statement/prospectus filed with the Securities and Exchange Commission.

The shares of common stock are not savings accounts or savings deposits, may lose value and are not insured by the Federal Deposit Insurance Corporation or any other government agency.